EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-71910) and the Registration Statements on Form S-8 (Nos. 33-38188, 33-34191, 33-40949, 33-34192, 33-66774, 33-81988 and 333-25519) of Vencor, Inc. of our report dated
January 24, 1997 relating to the consolidated financial statements of Transitional Hospitals Corporation (formerly Community Psychiatric Centers), which is incorporated into the Current Report on Form 8-K of Vencor, Inc. dated July 2, 1997.



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Los Angeles, California
July 1, 1997